Exhibit 10.1

SECOND AMENDMENT TO FIRST AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP OF

AGREE LIMITED PARTNERSHIP

March 20, 2013

WHEREAS, it is deemed in the best interests of Agree Realty Corporation, a Maryland corporation (“General Partner”), and each of the limited partners of Agree Limited Partnership, a Delaware limited partnership (“Partnership”), to amend as set forth herein the First Amended and Restated Agreement of Limited Partnership of Agreement Limited Partnership, dated as of April 22, 1994 (the “Initial Partnership Agreement”), as previously amended by the Amendment to the First Amended and Restated Agreement of Limited Partnership of Agree Limited Partnership, dated as of July 8, 1994 (the “First Amendment” and together with the Initial Partnership Agreement, the “Partnership Agreement”);

WHEREAS, the Partnership Agreement may be amended as provided in Section 13.1 thereof.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the General Partner and each of the Limited Partners hereby agree as follows:

1.          Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Partnership Agreement. The following defined terms used herein shall have the meanings specified below:

“Agree Partnership Units” means the Partnership Units owned by Richard Agree as of December 31, 2012, regardless of whether such Partnership Units are subsequently owned by Richard Agree. An Agree Partnership Unit shall cease to be treated as such if it is acquired by the General Partner pursuant to the exercise of the Conversion Right by the owner of such Agree Partnership Unit.

2.          The defined terms “Net Income” and “Net Loss” in Article I are deleted in their entirety and the following new defined terms are inserted in their place:

“Net Income” means, for any taxable period, the excess, if any, of the Partnership’s items of income and gain for such taxable period over the Partnership’s items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Section 4.4 hereof. Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to the special allocation rules in Sections 6.4, 6.5 and 6.6, Net Loss or the resulting Net Income, whichever the case may be, shall be recomputed without regard to such item.

“Net Loss” means, for any taxable period, the excess, if any, of the Partnership’s items of loss and deduction for such taxable period over the Partnership’s items of income and gain for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Section 4.4 hereof. Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to the special allocation rules in Sections 6.4, 6.5 and 6.6, Net Income or the resulting Net Loss, whichever the case may be, shall be recomputed without regard to such item.

3.          Article VI, Section 6.1 of the Partnership Agreement is hereby deleted in its entirety and the following new Section 6.1 is inserted in its place:

For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership’s items of income, gain, loss and deduction (computed in accordance with Section 4.4 hereof) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.

A.           Net Income.   After giving effect to the special allocations set forth in Sections 6.4 and 6.6 hereof, Net Income shall be allocated (i) first, to the General Partner to the extent that Net Losses previously allocated to the General Partner pursuant to the last sentence of Section 6.1.B exceed Net Income previously allocated to the General Partner pursuant to this clause (i) of Section 6.1.A, and (ii) thereafter, Net Income shall be allocated to the Partners in accordance with their respective Partnership Interests.

B.           Net Losses. After giving effect to the special allocations set forth in Sections 6.4 and 6.6 hereof, Net Losses shall be allocated to the Partners in accordance with their respective Partnership Interests, provided that Net Losses shall not be allocated to any Limited Partner pursuant to this Section 6.1.B to the extent that such allocation would cause such Limited Partner to have an Adjusted Capital Account Deficit at the end of such taxable year (or increase any existing Adjusted Capital Account Deficit). All Net Losses in excess of the limitations set forth in this Section 6.1.B shall be allocated to the General Partner.

4.          Article VI, Section 6.5.A of the Partnership Agreement is hereby deleted in its entirety and the following new Section 6.5.A is inserted in its place:

A.           Except as otherwise provided in this Section 6.5, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Sections 6.1, 6.4 and 6.6 of this Agreement.

5.          Article VI of the Partnership Agreement is hereby amended by adding the following new Section 6.6 thereto:

Section 6.6           Special Allocation to Agree Partnership Units.

Notwithstanding any other provision of this Agreement (including Section 6.1 above), the following special allocations shall be made with respect to the Agree Partnership Units:

A.           $1,200,000 of loss subject to the recapture rules in section 1231 of the Code recognized by the Partnership during its taxable year ended December 31, 2012 shall be specially allocated pro rata to the Agree Partnership Units.

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B.           Up to $200,000 of items of gain recognized by the Partnership from the sale or other disposition of the Partnership’s properties in each taxable year beginning with the Partnership’s taxable year ending December 31, 2013 shall be specially allocated pro rata to the Agree Partnership Units until the Agree Partnership Units have received special allocations of items of gain and income of the Partnership pursuant to this Section 6.6.B and Section 6.6.C in an aggregate amount equal to $1,200,000.

C.           If any Limited Partner owning Agree Partnership Units exercises the Conversion Right with respect to its Agree Partnership Units and prior to that time the Agree Partnership Units have not been specially allocated in the aggregate items of gain and income of the Partnership in an amount equal to $1,200,000 pursuant to Section 6.6.B above or this Section 6.6.C, then each Agree Partnership Unit with respect to which the Conversion Right has been exercised shall be specially allocated items of gain and, if the Partnership does not have sufficient items of gain, items of income of the Partnership for the year in which the Conversion Right is exercised in an amount such that, if all Agree Partnership Units received a special allocation pursuant to this Section 6.6.C on a pro rata basis, then the aggregate amount of items of gain and income allocated to the Agree Partnership Units pursuant to this Section 6.6 would equal $1,200,000.

6.          Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner and the Limited Partners hereby ratify and confirm.

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IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first set forth above.

AGREE LIMITED PARTNERSHIP

By:	Agree Realty Corporation,
as General Partner

	By:	/s/ Alan D. Maximiuk
	Name:	Alan D. Maximiuk
	Title:	Vice President, Chief Financial
Officer and Secretary

AGREE REALTY CORPORATION,
as General Partner and a Limited Partner

By:	/s/ Alan D. Maximiuk

	Name:	Alan D. Maximiuk
	Title:	Vice President, Chief Financial
Officer and Secretary

Richard Agree, Limited Partner

/s/ Richard Agree